Exhibit 10.1

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement is entered into as of August 27, 2026 by and between:

NorthStrive Companies Inc., a California corporation, with an address at 120 Newport Center Drive, Suite 250, Newport Beach, CA 92660 (“Licensor”); and

PMGC Holdings Inc., a Nevada corporation, with its principal office at 120 Newport Center Drive, Suite 249, Newport Beach, CA 92660 (“Licensee”).

Licensor and Licensee may each be referred to as a “Party” and collectively as the “Parties.”

1. Ownership of the NorthStrive Marks

Licensor is the sole owner of the name and trademark NORTHSTRIVE, together with all related trademarks, service marks, trade names, logos, applications, registrations and associated goodwill used or owned by Licensor collectively, the “NorthStrive Marks.” The registration certificate for the NorthStrive trademark is attached with Schedule A.

Nothing in this Agreement transfers any ownership interest in the NorthStrive Marks to Licensee or any of its subsidiaries.

All use of the NorthStrive Marks by Licensee or an Approved Subsidiary (as defined below) shall benefit Licensor, and all goodwill resulting from such use shall belong exclusively to Licensor.

2. Grant of License

Subject to this Agreement, Licensor grants Licensee a limited, non-exclusive, non-transferable, revocable and royalty-free license to use the NorthStrive Marks:

a.	as part of Licensee’s approved legal and public company name;

b.	in Licensee’s ordinary corporate, investor-relations and business activities; and

c.	through operating subsidiaries that have been approved in writing by Licensor as provided in Section 3.

No rights are granted except those expressly stated in this Agreement.

3. Use by Operating Subsidiaries

Licensee may permit an operating subsidiary to use the NorthStrive Marks only after:

a.	Licensee submits the proposed entity name and intended use to Licensor;

b.	Licensor approves the use in writing; and

c.	the subsidiary signs a joinder agreeing to be bound by the applicable provisions of this Agreement.

Each approved subsidiary shall be listed on Schedule B as an “Approved Subsidiary.”

Licensee may not permit any other subsidiary, affiliate, special purpose acquisition company (SPAC), investment vehicle, joint venture, portfolio company or third party to use the NorthStrive Marks without Licensor’s prior written consent.

Licensor may approve, reject or condition any proposed use in its reasonable discretion.

4. Term

This Agreement shall begin on the date stated above and shall continue for five (5) years, unless terminated earlier in accordance with this Agreement.

The Agreement shall expire automatically at the end of the five (5) year term unless renewed through a written agreement signed by both Parties and approved by their respective boards of directors.

There shall be no automatic or implied renewal.

5. License Fee

As consideration for the license to use the NorthStrive Marks, Licensee shall pay Licensor One Dollar and Zero Cents ($1.00).

Licensor may require an additional royalty, license fee, or other consideration as a condition to:

a.	renewing this Agreement;

b.	extending the license to an additional entity;

c.	materially expanding the permitted use of the NorthStrive Marks;

d.	allowing continued use following a Triggering Event (as defined below); or

e.	entering into a replacement license agreement.

Any such additional royalty or fee must be established in a written agreement or amendment signed by both Parties.

6. Triggering Events

A “Triggering Event” means any of the following:

a.	Licensor ceases to provide advisory, management, strategic or related services to Licensee;

b.	Licensor or its designated representatives cease to have material involvement in overseeing the use and protection of the NorthStrive Marks;

c.	Braeden Lichti ceases to serve as a director, executive officer, chairman, advisor or other material representative of Licensee;

d.	Licensee undergoes a change of control;

e.	Licensee uses the NorthStrive Marks in a manner that Licensor reasonably believes could harm the reputation, goodwill or value of the NorthStrive Marks;

f.	Licensee or an Approved Subsidiary materially changes the nature of its business;

g.	Licensee or an Approved Subsidiary challenges Licensor’s ownership of the NorthStrive Marks; or

h.	Licensee or an Approved Subsidiary materially breaches this Agreement.

Following a Triggering Event, Licensee’s right to continue using the NorthStrive Marks shall require Licensor’s written approval.

Licensor may condition continued use upon entering into a new agreement, including an agreement requiring additional royalties or other compensation.

7. Quality Control and Brand Protection

Licensee and each Approved Subsidiary shall use the NorthStrive Marks in a professional manner consistent with Licensor’s brand standards and reputation.

Licensor may reasonably review and approve:

a.	legal entity names;

b.	logos and branding;

c.	websites and social-media accounts;

d.	investor presentations;

e.	press releases and public announcements concerning the NorthStrive brand; and

f.	other material uses of the NorthStrive Marks.

Licensee shall promptly correct any use that Licensor reasonably determines is inconsistent with its brand standards or could damage the NorthStrive Marks.

8. Restrictions

Neither Licensee nor any Approved Subsidiary may, without Licensor’s prior written approval:

a.	register or attempt to register any NorthStrive Mark or confusingly similar mark;

b.	claim ownership of any NorthStrive Mark;

c.	challenge or assist another party in challenging Licensor’s ownership;

d.	sublicense, assign, pledge or otherwise transfer rights under this Agreement;

e.	use the NorthStrive Marks for an unapproved business, product or service;

f.	combine the NorthStrive Marks with another mark in a manner that creates a new trademark claim;

g.	use the NorthStrive Marks for a SPAC or other investment vehicle; or

h.	authorize any third party to use the NorthStrive Marks.

9. Termination

Licensor may terminate this Agreement by written notice if:

a.	a Triggering Event occurs and Licensor does not give written approval to continue to use the NorthStrive Marks;

b.	Licensee or an Approved Subsidiary materially breaches this Agreement and fails to cure the breach within fifteen (15) days after receiving written notice;

c.	Licensee or an Approved Subsidiary, in the reasonable opinion of Licensor, intentionally misuses, transfers or attempts to transfer, or challenges the ownership of Licensor of the NorthStrive Marks;

d.	continued use creates a material risk to the reputation or enforceability of the NorthStrive Marks, in the reasonable opinion of Licensor; or

e.	Licensee becomes insolvent, files for bankruptcy or ceases substantially all operations.

A breach involving an ownership challenge, unauthorized transfer or intentional misuse may be terminated immediately by written notice without a cure period.

10. Transition Following Expiration or Termination

Upon expiration or termination, Licensee and each Approved Subsidiary shall immediately cease creating new materials bearing the NorthStrive Marks.

Licensee and each Approved Subsidiary shall discontinue all use of the NorthStrive Marks and initiate all necessary legal name changes within fifteen (15) days after expiration or termination.

During the transition period, the NorthStrive Marks may be used only as reasonably necessary to complete the name-change process and wind down existing materials.

11. Indemnification

Licensee shall indemnify and hold harmless Licensor and its directors, officers, employees and representatives from claims, liabilities, losses and expenses arising from Licensee’s or an Approved Subsidiary’s:

a.	ordinary course business operations;

b.	securities offerings or investor disclosures;

c.	products or services offered under the NorthStrive Marks;

d.	unauthorized or improper use of the NorthStrive Marks; or

e.	material breach of this Agreement.

This Section does not require Licensee to indemnify Licensor for claims arising solely from Licensor’s ownership of the NorthStrive Marks.

12. Board Approval

This Agreement shall not become effective unless and until it has been approved by:

a.	the board of directors of NorthStrive Companies Inc.; and

b.	the board of directors of Licensee, acting through its disinterested and independent directors or an appropriate independent committee.

Each Party shall maintain written resolutions or meeting minutes documenting its approval.

13. No Partnership or Agency

This Agreement does not create a partnership, joint venture, franchise, fiduciary relationship or agency relationship between the Parties.

Licensee has no authority to bind Licensor or represent that Licensor is responsible for Licensee’s obligations.

14. Assignment

Licensee may not assign this Agreement in connection with a merger, sale, reorganization, change of control or otherwise without Licensor’s prior written consent.

Licensor may assign this Agreement to an entity that acquires or succeeds to Licensor’s ownership of the NorthStrive Marks.

15. Notices

Notices under this Agreement must be in writing and delivered by personal delivery, nationally recognized overnight courier or email with confirmation of receipt to the addresses designated by the Parties.

16. Governing Law

This Agreement shall be governed by the laws of the State of California, without regard to its conflict-of-law principles.

17. Entire Agreement; Amendments

This Agreement constitutes the entire agreement between the Parties concerning the NorthStrive Marks and supersedes all prior oral or written permissions relating to the subject matter of this Agreement.

Any amendment, renewal, waiver or expansion of this Agreement must be in writing and signed by both Parties.

18. Counterparts and Electronic Signatures

This Agreement may be signed in counterparts and by electronic signature. Each counterpart shall be treated as an original, and all counterparts together shall constitute one agreement.

Acknowledged and Agreed:

NORTHSTRIVE COMPANIES INC.

By:	/s/
Name:
Title:
Date:

PMGC HOLDINGS INC.

By:	/s/
Name:
Title:
Date:

SCHEDULE A

See attached.

SCHEDULE B

The following operating subsidiaries are approved to use the NorthStrive Marks, subject to the terms of this Agreement:

Legal Entity	Approved NorthStrive Name	Approved Business Use	Approval Date
PMGC Holdings Inc.	NorthStrive Holdings Inc.	Mergers & Acquisitions; Branding; Marketing	August 6, 2026

No entity is an Approved Subsidiary unless it is listed on this Schedule B or separately approved in writing by NorthStrive Companies Inc.